                                    EXHIBIT B

                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, or any amendments thereto, with respect to Common Stock, par value $5.00 per share, of KINDER MORGAN, INC. and that this Agreement be included as an Exhibit to such filing.

          Each of the undersigned parties represents and warrants to the others that the information contained in any amendment thereto about it will be true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the others of any changes in such information or of any additional information which would require any amendment to the Schedule 13D and to promptly file such amendment.

          Each of the undersigned parties agrees to indemnify the others for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any of representations, warranties or agreements in this Agreement.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 7, 2006.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                      By: /s/ Kathleen E. Shannon
                                          --------------------------------------
                                      Name: Kathleen E. Shannon
                                      Title: Senior Vice President and Secretary


                                      AIG FINANCIAL PRODUCTS CORP.


                                      By: /s/ Douglas L. Poling
                                          --------------------------------------
                                      Name: Douglas L. Poling
                                      Title: Executive Vice President,
                                             Chief Administrative Officer,
                                             General Counsel and Secretary


                                      AIG KNIGHT LLC


                                      By: /s/ Douglas L. Poling
                                          --------------------------------------
                                      Name: Douglas L. Poling
                                      Title: Executive Vice President,
                                             Chief Administrative Officer,
                                             General Counsel and Secretary